[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]




                                  July 14, 1998






The Ramirez Trust
61 Broadway
New York, New York  10002

     Re:        The Ramirez Trust
                Registration Statement on Form N-1A
                ICA #: 811-08877
                ----------------

Dear Gentlemen/Ladies:

                    We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-1A.

                                        Very truly yours,



                                        /s/Kramer, Levin, Naftalis & Frankel